                                                                    EXHIBIT 10.8



                             PUT OPTION AGREEMENT
                                 by and among


                                  DEYA, S.A.

                          ADVERTISING ANTWERPEN B.V.

                    CANTABRO CATALANA DE INVERSIONES, S.A.

                    COMPANIA DE CARTERA E INVERSIONES, S.A.

                               CALLE ARCOS, S.L.

                                INVERMARO, S.L.

                                MARTINEZ-ROVIRA

                                      and

                            HAVAS ADVERTISING, S.A.

                                     INDEX



1.   PUT OPTION..........................................................  4

2.   SPECIFIC TERMS OF THE PUT OPTION....................................  4

3.   PUT OPTION PRICE....................................................  4

4.   EXERCISE OF THE PUT OPTION..........................................  5
     4.1  Exercising events..............................................  5
     4.2  Change of Control..............................................  6
     4.3  Joint exercise.................................................  6
     4.4  Execution of transfer..........................................  6

5.   REPRESENTATIONS AND WARRANTIES......................................  7

6.   ASSIGNMENTS AND SUCCESSORS..........................................  7

7.   AMENDMENTS..........................................................  8

8.   GOVERNING LAW.......................................................  8

9.   NOTICES.............................................................  9

10.  BUSINESS DAY........................................................ 10

11.  TERM OF THIS AGREEMENT.............................................. 10

12.  INTEGRATION WITH MERGER AGREEMENT AND IMPLEMENTATION AGREEMENTS..... 10

Annex A    Definitions................................................... 13

THIS AGREEMENT is executed on this 22nd day of March 1999

                                 BY AND AMONG

DEYA, S.A., a limited liability company duly incorporated and legally existing under the laws of Luxembourg, with registered office at 19-21 Boulevard du Prince Henri, L-1724 Luxembourg, R.C 26285, registered with the Trade Register in Luxembourg under number 26.285, Section B, with Tax Identification Number AJ7500040, duly represented by Mr. Enrique Pinel Lopez of Spanish nationality, of legal age, and with Identification Number 2011846 in his capacity as Administrator of the company specially empowered by virtue of the resolution passed by the Board of Directors on January 19, 1999, legalised before the Notary Public of Luxembourg, Mr. Paul Bettingen, on January 25,1999 ("Deya"),

ADVERTISING ANTWERPEN B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) duly incorporated and legally existing under the laws of The Netherlands with corporate seat in Amsterdam, The Netherlands, and registered office at World Trade Center, Tower B, 17th floor, Strawinskylaan 1725, 1077 XX Amsterdam, The Netherlands, registered with the Trade Register in Amsterdam under number 33.250.361, duly represented by Mr. Leopoldo Rodes Castane, of Spanish nationality, of legal age, and with passport number 36210822, by virtue of a power of attorney granted by the Managing Director, formalized before the Notary Public Dr. Gerard Strang of Amsterdam, The Netherlands, on January 26, 1999 ("Advertising Antwerpen"),

CANTABRO CATALANA DE INVERSIONES, S.A., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Santander (Spain), Pasec, de Pereda no 9, registered with the Trade Register in Cantabria, volume 643, folio 97, page number S-8744, second inscription, with Tax Identification Number A-08007478, duly represented by Mr. Francisco Gonzalez-Robatto Fernandez, of Spanish nationality, of legal age, with Identification Number 50.792.382X, by virtue of the power of attorney granted by the Board of Directors on January 20, 1999 and formalized before the Notary Public of Santander Mr. Jose Maria Prada Diez on January 25, 1999, with number 193 of his protocol ("Cantabro Catalana"),

COMPANIA DE CARTERA E INVERSIONES, S.A., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Madrid (Spain), Pasea de la Castellana 81, registered at the Trade Register in Madrid volume 5129, 4279 of the third section, folio 24, page number

40669, with Tax Identification Number A-48027890, duly represented by Mr. Manuel Esteve Claramun, of Spanish nationality, of legal age, and with Identification Number 39000910-V, or Mr. Pastor Sampedro Lago, of Spanish nationality, of legal age, and with Identification Number 14377641-L by virtue of the power of attorney granted by the Sole Administrator (Administrador Solidario) and formalized before the Notary Public of Bilbao Mr. Jose Maria Arriola Arana with number 294 of his protocol, on January 26, 1999 ("Compania de Cartera e Inversiones"),

CALLE ARCOS, S.L., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Madrid (Spain), calle Alberto Alcocer 10, 3B, registered with the Trade Register in Madrid, volume 8,495, folio 8, page number M-136.882, with Tax Identification Number B-60458163, duly represented by Mr. Fernando Rodes Vila of Spanish nationality, of legal age, and with Identification Number 46219948-E, by virtue of the power of attorney granted by the Sole Administrator (Administrador Solidario), before the Notary Public of Barcelona, Mr. Javier Garcia Ruiz, with number 1.228 of his protocol, on March 18,1999 ("Calle Arcos"),

INVERMARO, S.L., a limited liability company duly incorporated and legally existing under the laws of Spain, with registered office in Barcelona (Spain), calle Dr. Fleming, 17, registered with the Trade Register in Barcelona, volume 10,952, folio 99, page number B-11,967, third inscription, with Tax Identification Number A-58846858, duly represented by Mr. Jose Martinez-Rovira Vidal, of Spanish nationality, of legal age, and with Identification Number 37.604.987-X, by virtue of the power of attorney granted by the Sole Administrator (Administrador Unico) on April 22, 1997 and formalized before the Notary Public of Barcelona, Mr. Amador Lopez Balina, with number 2,051 of his protocol ("Invermaro"),

Mr. JOSE MARTINEZ-ROVIRA VIDAL, of Spanish nationality, of legal age and with Identification Number 37.604.987-X, on his own behalf and name, and duly representing:

- Mrs. MARIA LUISA MUNOZ ALVAREZ, of Spanish nationality, of legal age and with Identification Number 37.749.687-V;

- Mrs. CRISTINA MARTINEZ-ROVIRA MUNOZ, of Spanish nationality, of legal age and with Identification Number 46.133.906-T; and

- Mrs. SANDRA MARTINEZ-ROVIRA MUNOZ, of Spanish nationality, of legal age and with Identification Number 38.135.202-Y, by virtue of a power of attorney granted in his favour by the above-mentioned persons, formalized before the Notary Public of Barcelona, Mr. Amador Lopez Balina, with number 361 of his protocol, (together "Martinez-Rovira")

(the "MP Shareholders")

and

HAVAS ADVERTISING S.A., a limited liability company duly incorporated and legally existing under the laws of France, with registered office at 84, rue de Villiers, 92683 Levallois-Perret (France), registered with the Trade Register in Nanterre under number B335480265, duly represented by Alain de Pouzilhac, of French nationality, of legal age and with passport number 753197031529, in his capacity as President of the Board of Directors ("HA"),

(collectively the "Parties")

                                    WHEREAS

I. On November 29th, 1998, the Parties executed an agreement (the "Merger Agreement"), amended and supplemented by a letter agreement dated January 21st, 1999 and a supplemental and amendment agreement executed on the date hereof, establishing the terms and conditions pursuant to which they would combine their Media Business in Inversiones y Servicios Publicitarios, S.A. ("New MP"), thus becoming shareholders of New MP.

II. On today's date, HA and the MP Shareholders have entered into a shareholders agreement regulating their relationship as shareholders of New MP (the "ShareholdersAgreement").

III. Pursuant to the terms of the Merger Agreement, as amended and supplemented, HA undertook to grant a put option to the MP Shareholders concerning the shares of New MP.

Definitions:
------------

Capitalized terms shall have the meaning ascribed to them in this Agreement, if defined herein, or the meaning ascribed to them in the Merger Agreement, if defined therein. Terms are defined in the text of the Agreement where most appropriate. For ease of reference, all capitalized terms are indexed in Annex A.

NOW THEREFORE the Parties hereby agree as follows:

1.    PUT OPTION

HA hereby grants to the MP Shareholders jointly, who hereby accept, a put option (the "Put Option") over the shares of New MP owned by the MP Shareholders as at the Merger Date and any that may be acquired by the MP Shareholders in the future under the terms and conditions established herein.

2.    SPECIFIC TERMS OF THE PUT OPTION

2.1. By virtue of the Put Option herein granted, HA undertakes the obligation to buy all shares of New MP owned by the MP Shareholders at the moment of exercise by the MP Shareholders of the Put Option (the "Put Option Shares"). The MP Shareholders accept this Put Option only as an undertaking by HA to purchase the Put Option Shares but without making a commitment to sell such Put Option Shares.

2.2. The obligation of HA to purchase the Put Option Shares is irrevocable for the duration of the validity of this Put Option Agreement.

2.3. The Put Option Shares shall, in the event the MP Shareholders exercise the Put Option, be sold and transferred free from any pledge, restriction, security or privilege whatsoever and shall be freely transferable, free of any third party rights, such as pre-emptive rights (except for any by-law provisions), all of which the MP Shareholders shall certify in writing at the time of transfer.

3.    PUT OPTION PRICE

If the Put Option is exercised, the price of the Put Option Shares (the "Put Option Shares Price") will be the market price of such shares plus an additional twenty percent (20%) of said price, except in the event of exercise of the Put Option due to a Change of Control or due to a Euro RSCG Sale as referred to below in clause 4.1 in which case the Put Option Shares Price will be the market price plus an additional thirty percent (30%). The market price will be determined as follows:

(i)   If New MP's shares are quoted on a Stock Exchange:
      -------------------------------------------------

The Put Option Shares will be valued at the average quoted price on the opening of the Stock Exchange over the thirty Stock Exchange trading days (the "Quoted Price") preceding the date of receipt of the Put Option Exercise Notice; if the

Shares of New MP are quoted at more than one Stock Exchange, the market price shall be the Quoted Price on the Stock Exchange which has the highest liquidity with respect to the trading of the shares of New MP.

(ii)  If New MP's shares are not quoted on a Stock Exchange:
      ------------------------------------------------------

The Put Option Shares will be valued according to market criteria by an independent merchant bank of international reputation appointed by the MP Shareholders and HA jointly as an independent expert (the "Expert") within five
(5) business days of the receipt of the Put Option Exercise Notice; the Parties shall choose one of the following: Morgan Stanley, Credit Suisse First Boston, Salomon Brothers or Merrill Lynch. If no agreement can be reached on the appointment of the Expert or if the Expert is not willing to accept his appointment, the Expert shall be appointed on the basis of the list of banks referred to above by the drawing of lots. The cost of the Expert shall be borne by New MP. The Expert shall make the valuation taking into account relevant multiples of comparable publicly traded companies. The valuation report issued by the Expert shall be provided to the Parties within forty-five (45) clays of its appointment. The Parties shall cause New MP and any of its subsidiaries to provide the Expert with the necessary information and documentation, free of charge, including providing access to any records, for the preparation of its valuation report.

4.    EXERCISE OF THE PUT OPTION

4.1   Exercising events
      -----------------
The Put Option may be exercised in any of these circumstances:

(i) during the period starting at July 1 to September 30 inclusive of the year 2001 and during the period April 1 to June 30 inclusive of the years 2002, 2003, 2004, 2005, 2006 and 2007 respectively; or

(ii) within fifteen (15) days of the issuance or receipt by the MP Shareholders of any Notice of Demerger or exercise of Limited Preemptive Right, in both cases pursuant to the terms of the Shareholders Agreement; or

(iii) within six (6) months from a Change of Control of HA (as provided in clause 4.2); or

(iv) within six (6) months of the date of completion of a sale by HA or any HA Group company of the Euro RSCG network, i.e. the HA advertising agencies operating under the Euro RSCG trade mark or commercial name (the "Euro RSCG Sale").

HA shall inform New MP and the MP Shareholders of the occurrence of a Change of Control or Euro RSCG Sale, as applicable, within fifteen (15) days of the event.

4.2   Change of Control
      -----------------

a)    Change of Control: A Change of Control will be deemed to have occurred
      -----------------
      when a Competitor acquires a larger participation in HA than Havas, S.A.

b)    Competitor: A Competitor is either (i) any company (including any company
      ----------
      that is controlling or controlled by or is under common control with such company, control for the purposes of this Agreement as defined in clause
      2.2 (b) (viii) of the Shareholders Agreement) whose activity, whether publicity, Media Business, or a combination thereof, generates a gross income of more than 25% of such company's total gross income or (ii) any company (including any company that is controlling or controlled by or is under conu-non control with such company) which is one of the top twenty world wide advertising agencies or one of the top ten world wide Media Business agencies according to the yearly ranking published in Advertising Age or, if no such publication or ranking is made therein, by any ranking published in a similar publication.

4.3   Joint exercise
      --------------

The Put Option may only be exercised by written notice (the "Put Option Exercise Notice") signed and given by all the then MP Shareholders (except individuals, whose signature is not necessary) to HA in accordance with clause 9 below, stating that the MP Shareholders require HA to purchase all (but not part) of the Put Option Shares.

4.4   Execution of transfer
      ---------------------

The transfer of the Put Option Shares will take place:

      (i) if New MP's shares are quoted on a Stock Exchange, within forty (40) days of receipt by HA of the Put Option Exercise Notice, or

      (ii) if New MP's shares are not quoted on a Stock Exchange, within forty
           (40) days of the determination of the Put Option Shares Price.

At the request of HA, the actual sale may be made to any third party designated by HA, though HA will be severally ("solidario") liable under all the terms and conditions of this Agreement as if such designation had not been made.

Transfer of the Put Option Shares will be effected through a Spanish notary or a "corredor de comercio" (commercial stockbroker) or through the Stock Exchange mechanism, as required under then applicable law.

5.    REPRESENTATIONS AND WARRANTIES

The MP Shareholders represent and warrant that the Put Option Shares are and will be validly issued and fully paid in. The Put Option Shares will be transferred by the MP Shareholders free and clear of any charge, lien, encumbrance, pledge, preemptive rights or other transfer restrictions (except for any by-law provisions) and the MP Shareholders will not at that time be a party to any agreement or understanding with a third party with respect to the Put Option Shares or any interest therein.

6.    ASSIGNMENTS AND SUCCESSORS

Should any of the MP Shareholders transfer all or part of its shares of New MP to a third party under the terms of the Shareholders Agreement, as a condition precedent to such transfer, the transferee shall execute a copy of this Agreement and shall thereafter be considered as a Party to this Agreement as if it were one of the initial signatories. For the purposes of this Agreement the term MP Shareholders whenever used herein shall be deemed to include any such assignee.

The terms and conditions shall also apply to any successors of the MP Shareholders, and more specifically to:

Invermaro, which will enter into a split off process, whereby the shares that it owns in MP as well as the shares that it owns in Calle Arcos will be transferred to New MP in exchange for shares of New MP to be issued to its shareholders, Martinez-Rovira, as a result of which its rights and obligations pursuant to this Agreement will be transferred to Martinez-Rovira,

Calle Arcos, which will be merged ("cesion global de activos y pasivos") into New MP as a result whereof Calle Arcos will have ceased to exist and the shares of MP held by Calle Arcos, as of the date hereof, will have been transferred to New MP as a result of which its rights and obligations pursuant to this Agreement will have been transferred to Martinez-Rovira.

7.    AMENDMENTS

This Put Option Agreement may only be amended by a written agreement executed by the Parties. No tolerance or inaction on behalf of HA or the MP Shareholders may be interpreted as a waiver of their rights under this agreement.

8.    GOVERNING LAW

8.1. This Agreement shall be governed and construed in accordance with the substantive laws of Spain.

8.2. Any controversy or claim arising out of or relating to this Agreement (including without limitation a breach hereof or the rights or liabilities of the Parties hereunder as well as all matter related to the signature, interpretation, validity and termination of this Agreement), shall be exclusively referred to and finally settled by binding arbitration under the then Arbitration Rules of the Chamber of Commerce and Industry of Geneva (the "Court"). The arbitration tribunal shall be composed of three members.

      The Parties to any controversy or claim will jointly appoint three arbitrators and, if within thirty (30) days from the request of one party (whether as plaintiff or defendant), the Parties fail to do so, then the Court will appoint such three arbitrators, one of whom shall be neither a Spanish nor a French national or resident.

      The arbitration shall be held in Geneva, Switzerland. The written submissions and the proceedings shall be made and conducted in the English language.

      The arbitration award shall be based on law and not on equity ("equidad" or "amiable composition") and not be subject to appeal.

      Judgement upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

8.3. The parties acknowledge that in the event of a breach of the obligations under this agreement an award of damages may not in itself be a satisfactory compensation, and specifically request, empower or authorize the Court to order specific performance of the obligations hereunder undertaken, including the taking of any measures, or making request to judicial authorities necessary to achieve this objective.

9.    NOTICES

Any notice, request, demand or other communication given with reference to this Agreement shall be delivered by hand, notarial letter or by telefax (provided that confirmation of receipt is made by the recipient).

If to the MP Shareholders:

General Peron 38
28020 Madrid, Spain
Telefax: 34.91.555.91.23

To the attention of Mr. Fernando Rodes Vila

All notifications shall be necessarily be made to or by Mr. Fernando Rodes (at the address or fax number provided above) or any person appointed by the MP Shareholders and such notifications shall bind all the MP shareholders.

With a copy to:

Cuatrecasas
Attn.: Antonio Sdnchez-Pedreno
Velazquez, 63
28001 Madrid, Spain
Telefax: 34.91.524.71.64

If to HA:

84 Rue de Villiers
92663 Levallois Perret, France
Telefax: 33.1.41.34.30.06

To the attention of

Mr. Alain de Pouzilhac and
Mr. Jacques Herail

With a copy to:

Bredin Prat & Associes

130, rue du Faubourg Saint-Honore
75008 Paris, France
Attn.: Dominique Bompoint
and Jean Reynaud
Telefax: 33.1.45.63.14.07

Any Party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to whom such notices, communications or payments are hereafter to be sent.

Receipt of any notice shall be understood to occur in the case of delivery by hand on the same date, in the case of delivery by notarial letter, seven (7) days from the day the letter is presented to the post office for registered delivery and if by fax, on the date confirmation of receipt is made.

10.   BUSINESS DAY

A business day is any day on which banks are open for ordinary business activities in Madrid, Spain.

11.   TERM OF THIS AGREEMENT

On June 30th, 2007 (midnight Madrid time) or the date which is six (6) months after the occurrence of a Change of Control or a Euro RSCG Sale, as applicable, should such a Change of Control or such Euro RSCG Sale occur between 1st January, 2007 and June 30th, 2007, this agreement will expire and the MP Shareholders will no longer be able to exercise the Put Option herein granted.

This Agreement shall come into force upon the occurrence of the Merger, on the Merger Date.

12.   INTEGRATION WITH MERGER AGREEMENT AND IMPLEMENTATION AGREEMENTS

This Agreement shall form an integral part of the Merger Agreement, and should be understood and construed as such. In the event of any contradiction between this Agreement and the Merger Agreement, this Agreement shall prevail.

IN WITNESS WHEREOF, this Agreement is executed at the place and on the date first mentioned above.

This Agreement shall be executed in six copies, one for each of the Parties, except Invermaro and Calle Arcos, and one copy for Martinez-Rovira.

For the purposes of identifying the executed copies of this Agreement, the Parties have requested Mr. Jean Reynaud or Mr. Richard Pace for HA and Mr. Sanchez-Pedreno or Mrs. Jacqueline Bulder for the MP Shareholders and New MP to initial the final versions of this Agreement as a consequence whereof the Parties have only executed the execution page of this Agreement.

DEYA, S.A.

/s/ Mr. Enrique Pinel Lopez
--------------------------------------------
by authorised signatory


ADVERTISING ANTWERPEN B.V.

/s/ Mr. Leopoldo Rodes Castane
--------------------------------------------
by authorised signatory


CANTABRO CATALANA DE INVERSIONES, S.A.

/s/ Mr. Francisco Gonzalez-Robatto Fernandez
--------------------------------------------
by authorised signatory


COMPANIA DE CARTERA E, INVERSIONES, S.A.

/s/ Mr. Manuel Esteve Claramunt
--------------------------------------------
by authorised signatory


CALLE ARCOS, S.L.

/s/ Mr. Fernando Rodes Vila
--------------------------------------------
by authorised signatory


INVERMARO, S.L.

/s/ Mr. Jose Martinez-Rovira Vidal
--------------------------------------------
by authorised signatory

MARTINEZ-ROVIRA

/s/ Mr. Jose Martinez-Rovira Vidal
--------------------------------------------
by authorised signatory


HAVAS ADVERTISING. S.A.

/s/ Alain de Pouzilhac
--------------------------------------------
by authorised signatory

                                    Annex A


                                  Definitions


Definition                                      Clause                                                   Page
Advertising Antwerpen                           Identification                                             1
Euro RSCG Sale                                  4.1 (iv)                                                   5
Cantabro Catalana                               Identification                                             1
Change of Control                               4.2(a)                                                     6
Compania de Cartera e                           Identification                                             1
Inversiones
Competitor                                      4.2(b)                                                     6
Court                                           8.2                                                        8
Deya                                            Identification                                             1
Expert                                          3(ii)                                                      5
Invermaro                                       Identification                                             2
HA                                              Identification                                             2
Martinez-Rovira                                 Identification                                             2
Media Business                                  Whereas                                                    3
Merger Agreement                                Whereas                                                    3
MP Shareholders                                 Identification                                             2
New MP                                          Whereas                                                    3
 .Parties                                        Identification                                             2
-Put Option                                     1                                                          3
-Put Option Exercise Notice                     4.3                                                        6
`Put Option Shares                              2.1                                                        3
Put Option Shares Price                         3                                                          4
Quoted Price                                    3(i)                                                       4
Shareholders Agreement                          Whereas                                                    3

                                      13